EXHIBIT 3.6

Ontario Corporation Number Numéro de Ia sociéte en Ontario 2304101

ARTICLES OF AMENDMENT STATUTS DE MODIFICATION
Form 3
Business Corporations	1.	The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS) Denomination sociale actuelle de Ia societe (ecrire en LETIRES MAJUSCULES SEULEMENT)·
Act
Formule 3 Loi sur les sociétés par actions		2 3 0 4 1 0 1 O N T A R I O I N C .

	2.	The name of the corporation Is changed to (if applicable ): (Set out in BLOCK CAPITAL LETIERS) Nouvelle denomination sociale de Ia societe (s'il y a lieu) (ecrire en LETIRES MAJUSCULES SEULEMENT) :

	3.	Date of incorporation/amalgamation: Date de Ia constitution ou de Ia fusion :

2011/10/31
(Year/Month/Day) (année, mois, jour)

4.

Complete only If there Is a change In the number of directors or the minimum I maximum number of directors. II faut rempllr cette partie aeulement slle nombre d'admlnlstrateurs ou slle nombre minimalou maximal d'admlnlstrateurs a chang6.

Number of directors is/are:	minimum and maximum number of directors is/are:
Nombre d'administrateurs :	nombras minimum et maximum d'administrateurs:

Number	minimum and maximum
Nombre	minimum et maximum

or
or

5.	The articles of the corporation are amended as follows: Les statuts de Ia societe soot modifies de Ia facon suivante:

To change the name of the Corporation to ehave, Inc.

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6.	The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the Business Corporations Act.
La modification a ete dument autorisee conformement aux articles 168 et 170 (selon le cas) de Ia Loi sur /es societes par actions.

7.	The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on
Les actionnaires ou les administrateurs (selon le cas) de Ia societe ont approuve Ia resolution autorisant Ia modification le

2015/11/03
(Year, Month, day) (annee, mois, jour')

These articles are signed in duplicate.
Les presents statuts sent signes en double exemplaire.

2304101 ONTARIO INC.
(Print name of corporation from Article 1 on page 1) (Veuillez ecrir le nom de Ia societe de I'article un a la page une)

By: Par:		President
(Signature)		(Description of Office)
(Signature)		(Fonction)
Scott L. Woodrow

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